1

                                              AMERICAN SKANDIA TRUST
                                              SUB-ADVISORY AGREEMENT
                                              ----------------------

  THIS AGREEMENT is between  American Skandia  Investment  Services,  Incorporated  and Prudential  Investments LLC
  (the  "Investment  Manager")  and  Pacific  Investment  Management  Company  LLC (the  "Sub-Advisor"),  a Limited
  Liability Company.

  WHEREAS  American  Skandia Trust (the  "Trust") is a  Massachusetts  business  trust  organized  with one or more series of shares,  and is  registered  as an investment  company  under the  Investment  Company Act of 1940 (the
  "ICA"); and

  WHEREAS the trustees of the Trust (the  "Trustees")  have  engaged the  Investment  Manager to act as  Investment
  Manager  for the AST PIMCO  Total  Return  Bond  Portfolio  (the  "Portfolio")  under  the terms of a  management agreement, dated May 1, 2003, with the Trust (the "Management Agreement"); and

  WHEREAS the Investment  Manager has engaged the  Sub-Advisor and the Trustees have approved the engagement of the
  Sub-Advisor to provide investment advice and other investment services set forth below;

  NOW, THEREFORE the Investment Manager and the Sub-Advisor agree as follows:

  1.     Investment  Services  The  Sub-Advisor  will  furnish the  Investment  Manager  with  investment  advisory
         --------------------
  services  in  connection  with a  continuous  investment  program  for the  Portfolio  which is to be  managed in accordance with the investment  objective,  investment  policies and actions of the Portfolio as set forth in the
  Prospectus and Statement of Additional  Information of the Trust and in accordance  with the Trust's  Declaration of Trust and  By-laws.  Officers,  directors,  and  employees  of  Sub-Advisor  will be available to consult with
  Investment  Manager and the Trust, their officers,  employees and Trustees  concerning the business of the Trust.
  Investment  Manager will promptly  furnish  Sub-Advisor  with any amendments to such  documents.  Such amendments will not be effective with respect to the Sub-Advisor until receipt thereof.

         Subject  to the  supervision  and  control  of the  Investment  Manager,  which is in turn  subject to the supervision and control of the Trust's Board of Trustees,  the Sub-Advisor,  will in its discretion determine and select the  securities to be purchased  for and sold from the  Portfolio  from time to time and will place orders with and give  instructions to brokers,  dealers and others for all such transactions and cause such transactions to be executed.  The Portfolio  will be  maintained  by a custodian  bank (the  "Custodian")  and the  Investment
  Manager  will  authorize  the  Custodian  to honor  orders  and  instructions  by  employees  of the  Sub-Advisor authorized  by the  Investment  Manager to settle  transactions  in respect  of the  Portfolio.  No assets may be withdrawn from the Portfolio  other than for settlement of  transactions  on behalf of the Portfolio  except upon the written  authorization  of appropriate  officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

         The  Sub-Advisor  will obtain and  evaluate  pertinent  information  about  significant  developments  and economic,  statistical  and  financial  data,  domestic,  foreign or  otherwise,  whether  affecting  the economy generally  or the  Portfolio,  and  concerning  the  individual  issuers  whose  securities  are  included in the
  Portfolio or the activities in which they engage,  or with respect to securities which the Sub-Advisor  considers desirable for inclusion in the Portfolio.

         The  Sub-Advisor  represents  that it reviewed  the  Registration  Statement of the Trust,  including  any amendments or supplement  thereto,  and any Proxy  Statement  relating to the approval of this Agreement as filed with the  Securities and Exchange  Commission  and represents and warrants that with respect to disclosure  about the Sub-Advisor or information  relating directly or indirectly to the Sub-Advisor,  such Registration  Statement or Proxy Statement  contains,  as of the date hereof,  no untrue statement of any material fact and does not omit any  statement  of material  fact which was required to be stated  therein or  necessary  to make the  statements contained  therein not  misleading.  The  Sub-Advisor  further  represents  and warrants that it is an investment advisor  registered  under  the  Investment  Advisers  Act of  1940,  as  amended,  and  under  the  laws  of all jurisdictions in which the conduct of its business hereunder requires such registration.

         Sub-Advisor shall use its best judgment, effort, and advice in rendering services under this Agreement.

         In furnishing the services under this  Agreement,  the  Sub-Advisor  will comply with the  requirements of the ICA and subchapters L and M (including,  respectively,  Section 817(h) and Section  851(b)(1),  (2), (3) and
   (4) of the Internal  Revenue Code,  applicable to the Portfolio,  and the  regulations  promulgated  thereunder.
   Sub-Advisor  shall comply with (i) other  applicable  provisions  of state or federal law; (ii) the provision of the  Declaration  of Trust  and  By-laws  of the  Trust;  (iii)  policies  and  determinations  of the Trust and
   Investment Manager,  (iv) the fundamental  policies and investment  restrictions of the Trust, as set out in the
   Trust's  registration  statement  under the ICA, or as amended by the Trust's  shareholders;  (v) the Prospectus and Statement of Additional  Information  of the Trust;  and (vi)  investment  guidelines or other  instructions received in writing from Investment  Manager.  Sub-Advisor  shall  supervise and monitor the investment  program of the Portfolio.

         Nothing in this  Agreement  shall be implied  to  prevent  the  Investment  Manager  from  engaging  other
   Sub-advisors  to provide  investment  advice and other services in relation to portfolios of the Trust for which
   Sub-Advisor  does not provide such or to prevent  Investment  Manager from  providing  such  services  itself in relation to such  portfolios.  The  Sub-Advisor  and the  Investment  Manager  understand  and agree that if the
   Investment  Manager manages the Portfolio in a  "manager-of-managers"  style, the Investment Manager will, among other things, (i) continually  evaluate the performance of the Sub-Advisor through  quantitative and qualitative analysis and consultations  with the Sub-Advisor,  (ii) periodically make  recommendations  to the Trust's Board as to whether the contract with one or more sub-advisors  should be renewed,  modified or terminated,  and (iii)
   periodically  report to the Trust's Board  regarding the results of its  evaluation  and  monitoring  functions.
   The Sub-Advisor recognizes that its services may be terminated or modified pursuant to this process.

         The  Sub-Advisor  acknowledges  that the  Investment  Manager and the Trust intend to rely on Rules 17a-10 and 10f-3 under the ICA, to the extent  applicable,  and the Sub-Advisor hereby agrees that it shall not consult with any other  Sub-Advisor  to the Portfolio or the Trust with respect to  transactions  in securities  for the
   Portfolio's  portfolio or any other  transactions  of Portfolio  assets.  The Sub-Advisor  further  acknowledges that it shall not consult with any other  sub-advisor  of the Portfolio  that is a principal  underwriter  or an affiliated  person of a principal  underwriter  with respect to  transactions  in securities for the Portfolio's portfolio or any other transactions of Portfolio assets, and that its investment  advisory  responsibilities  as set forth in this Agreement are limited to such discrete  portion of the Portfolio's  portfolio as determined by the Investment Manager.

   2.    Delivery of Documents to Sub-Advisor.  The Investment Manager has furnished the Sub-Advisor with copies
         ------------------------------------
   of each of the following documents:

                  (a)      The Declaration of Trust of the Trust as in effect on the date hereof,

                  (b)      The By-laws of the Trust in effect on the date hereof,

                  (c)      The  resolutions  of  the  Trustees  approving  the  engagement  of the  Sub-Advisor  as
   Sub-Advisor to the Investment Manager and approving the form of this agreement;

                  (d),     The resolutions of the Trustees  selecting the Investment  Manager as Investment Manager to the Trust and approving the form of the Investment Manager's Management Agreement with the Trust;

                  (e)      The Investment Manager's Management Agreement with the Trust;

                  (f)      The Code of Ethics of the Trust and of the  Investment  Manager as  currently in effect;
   and

                  (g)      A list of  companies  the  securities  of  which  are not to be  bought  or sold for the
   Portfolio because of nonpublic  information  regarding such companies that is available to Investment Manager or the Trust, or which,  in the sole opinion of the Investment  Manager,  it believes such  non-public  information would be deemed to be available to Investment Manager and/or the Trust.

                  The  Investment  Manager will furnish the  Sub-Advisor  from time to time with copies,  properly.
   certified or otherwise  authenticated  of all  amendments  of or  supplements  to the  foregoing,  if any.  Such amendments  or  supplements  as to items (a) through (f) above will be provided  within 30 days of the time such materials  became  available to the  Investment  Manager.  Such  amendments or  supplements as to item (g) above will be  provided  not  later  than the end of the  business  day next  following  the date such  amendments  or supplements become known to the Investment Manager.

   3.    Delivery of Documents to the Investment  Manager.  The  Sub-Advisor  has furnished the Investment  Manager
         ---------------------
   with copies of each of the following documents:

                  (a)      The Sub-Advisor's Form ADV as filed with the Securities and Exchange Commission;

                  (b)      The Sub-Advisor's most recent balance sheet;

                  (c)      Separate  lists  of  persons  who the  Sub-Advisor  wishes  to have  authorized  to give written and/or oral instructions to Custodians of Trust assets for the Portfolio;

                  (d)      The Code of Ethics of the Sub-Advisor as currently in effect.

         The Sub-Advisor will furnish the Investment  Manager from time to time with copies,  properly certified or otherwise  authenticated,  of all  amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements  as to items  (a)  through  (d) above  will be  provided  within 30 days of the time such  materials became available to the Sub-Advisor.

   4.    Investment Advisory  Facilities.  The Sub-Advisor,  at its expense,  will furnish all necessary investment
         -------------------------------
   facilities, including salaries of personnel required for it to execute its duties faithfully.

   5.    Execution of Portfolio  Transactions  Sub-Advisor is responsible  for decisions to buy and sell securities
         ------------------------------------
   for the Portfolio,  broker-dealer  selection,  and negotiation of its brokerage  commission  rates.  Sub-Advisor shall determine the securities to be purchased or sold by the Portfolio pursuant to its  determinations  with or through such persons,  brokers or dealers,  in conformity with the policy with respect to brokerage as set forth in the Trust's  Prospectus  and Statement of Additional  Information,  or as the Board of Trustees may determine from time to time. Generally,  Sub-Advisors primary  consideration in placing Portfolio securities  transactions with  broker-dealers  for execution is to obtain and maintain the availability of best execution at the best net price  and in the  most  effective  manner  possible.  The  Sub-Advisor  may  consider  sale  of  shares  of the
   Portfolio,  as well as recommendations of the Investment Manager,  subject to the requirements of best net price and most favorable execution.

         Consistent with this policy,  the  Sub-Advisor  will take the following into  consideration:  the best net price  available,  the  reliability,  integrity and  financial  condition of the  broker-dealer  the size of and difficulty  in executing  the order,  and the value of the expected  contribution  of the  broker-dealer  to the investment  performance  of the  Portfolio  on a  continual  basis.  Accordingly,  the  cost  of  the  brokerage commissions  to the  Portfolio  may be greater  than that  available  from other  brokers if the  difference  is reasonably  justified by other aspects of the portfolio  execution  services  offered.  Subject to such policies and  procedures  as the Board of Trustees of the Trust may  determine,  the  Sub-Advisor  shall not be deemed to have acted  unlawfully  or to have  breached any duty solely by reason of its having caused the Portfolio to pay a broker dealer that provides such services to the  Sub-Advisor  for the Portfolio's use an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of commission  another  broker-dealer would have  charged  for  effecting  that on, if the  Sub-Advisor  determines  in good faith that such amount of commission was reasonable in relation to the value of the research services  provided by such broker,  viewed in terms of either that particular  transaction or the Sub-Advisors  ongoing  responsibilities  with respect to the
   Portfolio.  The  Sub-Advisor  is  further  authorized  to  allocate  the  orders  placed  by it on behalf of the
   Portfolio to such  broker-dealers  who also provide research or statistical  material,  or other services to the
   Portfolio or the Sub-Advisor.  Such allocation  shall be in such amounts and proposals as the Sub-Advisor  shall determine and the  Sub-Advisor  will report on said  allocations to the  Investment  Manager as requested by the
   Investment  Manager  and,  in any  event,  at least  once each  calendar  year if no  specific  request is made, indicating the brokers to whom such allocations have been made and the basis therefor.

   6.    Reports by  Sub-Advisor.  The  Sub-Advisor  shall furnish the Investment  Manager  monthly,  quarterly and
         -----------------------
   annual reports concerning  transactions and performance of the Portfolio,  including information required in the
   Trust's  Registration,  in such form as may be  mutually  agreed,  to  review  the  Portfolio  and  discuss  the management  of it.  The  Sub-Advisor  shall  permit  the  financial  statements,  books and with  respect to the
   Portfolio to be inspected and audited by the Trust,  the  Investment  Manager or their agents at all  reasonable times during normal business  hours.  The Sub-Advisor  shall  immediately  notify and forward to both Investment
   Manager and legal counsel for the Trust any legal  process  served upon it on behalf of the  Investment  Manager or the Trust The  Sub-Advisor  shall promptly  notify the Investment  Manager of any changes in any  information required to be disclosed in the Trust's Registration Statement

   7.    Compensation  of Sub-Advisor.  The amount of the  compensation to the Sub-Advisor is computed at an annual
         ----------------------------
   rate.  The fee is payable  monthly in arrears,  based on the average  daily net assets of the Portfolio for each month, at the annual rates shown below.

         For all services  rendered,  the Investment  Manager will calculate and pay the  Sub-Advisor at the annual rate of: .30 of 1% of' the portion of the net assets of the  Portfolio  not in excess of $150  million;  and .25 of 1% of the portion over $150 million.

         In computing the fee to be paid to the  Sub-Advisor,  the net asset value of the Portfolio shall be valued as set forth in the then current  registration  statement of the Trust.  If this  agreement is  terminated,  the payment shall be prorated to the date of termination.

           Investment  Manager and  Sub-Advisor  shall not be  considered  as partners or  participants  in a joint venture.  Sub-Advisor  will pay its own owners for the services to be provided  pursuant to this  Agreement  and will not be obligated  to pay any  expenses of  Investment  Manager of the Trust.  Except as otherwise  provided herein, Investment Manager and the Trust will not be obligated to pay any expenses of Sub-Advisor.

   8.    Confidential  Treatment  It  is  understood  that  any  information  or  recommendation  supplied  by  the
         -----------------------
   Sub-Advisor in connection with the  performance of its  obligations  hereunder is to be regarded as confidential and for use only by the Investment  Manager,  the Trust or such persons the Investment  Manager may designate in connection  with  the  Portfolio.  It is also  understood  that  any  information  supplied  to  Sub-Advisor  in connection  with the  performance of its obligations  hereunder,  particularly,  but not limited to, any list of securities  which,  on a  temporary  basis,  may not be bought or sold for the  Portfolio,  is to be regarded as confidential  and for use only by the  Sub-Advisor  in  connection  with its  obligation  to provide  investment advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party to this Agreement hereby  acknowledges  that it is registered
         -------------------------------
   as an investment  advisor under the Investment  Advisers Act of 1940, it will use its reasonable best efforts to maintain such  registration,  and it will  promptly  notify the other if it ceases to be so  registered,  if its registration  is  suspended  for any reason,  or if it is notified by any  regulatory  organization  or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated.

   10.   Liability,  The  Sub-Advisor  shall use its best efforts and good faith in the performance of its services
         ---------
   hereunder.  However,  so long as the Sub-Advisor has acted in good faith and has used its best efforts,  then in the absence of willful  misfeasance,  bad faith,  gross  negligence or reckless  disregard  for its  obligations hereunder,  it shall not be liable to the Trust or its shareholders or to the Investment  Manager for any act or omission  resulting  in any loss  suffered in any  portfolio of the Trust in  connection  with any service to be provided  herein.  The Federal laws impose  responsibilities  under certain  circumstances on persons who act in good faith,  and  therefore,  nothing  herein shall in any way  constitute a waiver of  limitation of any rights which the Trust or Investment Manager may have under applicable law.

           The  Investment  Manager  agrees that the  Sub-Advisor  shall not be liable for any failure to recommend the purchase or sale of any security on behalf of the  Portfolio  on the basis of any  information  which might, in Sub-Advisor's opinion, constitute a violation of any federal or state laws, rules or regulations.

   11.   Other  Activities of Sub-Advisor.  Investment  Manager agrees that the Sub-Advisor and any of its partners
         --------------------------------
   or  employees,  and  persons  affiliated  with it or with any such  partner or  employee  may render  investment management or advisory  services to other investors and  institutions,  and such investors and  institutions may own,  purchase or sell,  securities  or other  interests  in property  the same as or similar to those which are selected for  purchase,  holding or sale for the  Portfolio,  and the  Sub-Advisor  shall be in all free to take action with  respect to  investments  in  securities  or other  interests  in property the same as or similar to those  selected for purchase,  holding or sale for the Portfolio.  Purchases and sales of individual  securities on behalf of the Portfolio and other  portfolios of the Trust or accounts for other  investors or  institutions, will be made on a basis that is equitable to all  portfolios  of the Trust and other  accounts.  Nothing in this agreement  shall impose upon the  Sub-Advisor  any  obligation  to purchase or sell or recommend for purchase or sale,  for the Portfolio any security  which it, its partners,  affiliates or employees may purchase or sell for the  Sub-Advisor  or such  partner's,  affiliate's  or  employee's  own accounts or for the account of any other client, advisory or otherwise.

   12.   Continuance  and  Termination.  This Agreement shall remain in full force and effect for one year from the
         -----------------------------
   date hereof,  and is renewable  annually  thereafter by specific  approval of the Board of Trustees of the Trust or by vote of a majority of the  outstanding  voting  securities  of the  Portfolio.  Any such renewal  shall be approved  by the vote of a majority  of the  Trustees  who are not  interested  persons  under the ICA,  cast in person at a  meeting  called  for the  purpose  of voting on such  renewal.  This  agreement  may be  terminated without  penalty at any time by the Investment  Manager or  Sub-Advisor  upon 60 days written  notice,  and will automatically  terminate  in the event of its  assignment  by either  party to this  Agreement as defined in the
   ICA, or (provided  Sub-Advisor  has received  prior written notice  thereof) upon  termination Of the Investment
   Manager's Management Agreement with the Trust.

   13.   Notification.  Sub-Advisor  will notify the Investment  Manager within a reasonable  time of any change in
         ------------
   the  personnel  of the  Sub-Advisor  with  responsibility  for making  investment  decisions  in relation to the
   Portfolio or who have been audited to give instructions to a Custodian of the Trust.

         Any notice,  instruction or other  communication  required or  contemplated  by this agreement shall be in writing.  All such communications  shall be addressed to the recipient at the address set forth below,  provided that either party may, by notice, designate a different address for such party.

   Investment Manager:                American Skandia Investment Services, Incorporated
                                      Gateway Center Three
                                      100 Mulberry Street
                                      Newark, NJ 07102
                                      Attention:  Robert F. Gunia
                                      Executive Vice President

   Sub-Advisor:                       Pacific Investment Management Company LLC
                                      840 Newport Center Drive
                                      Suite 300
                                      Newport Beach, California 92660
                                      Attention: General Counsel

   Trust:                             American Skandia Trust
                                      One Corporate Drive
                                      Shelton, Connecticut 06484
                                      Attention: Law Department

   14.   Indemnification.   The  Sub-Advisor  agrees  to  indemnify  and  hold  harmless  Investment  Manager,  any
         ---------------
   affiliated  person  within the meaning of Section  2(a)(3) of the 1940 Act  ("Affiliated  Person") of Investment
   Manager and each person,  if any who,  within the meaning of Section 15 of the Securities Act of 1933 (the "1933
   Act"),  controls  ("controlling  person")  Investment  Manager,  against  any and all losses,  claims,  damages, liabilities or litigation (including  reasonable legal and other expenses),  to which Investment Manager or such affiliated  person or  controlling  person may become  subject under the 1933 Act, the 1940 Act, the  Investment
   Advisers Act of 1940  ("Advisers  Act"),  under any other  statute,  at common law or  otherwise  arising out of
   Sub-Advisor's  responsibilities  as portfolio  manager of the  Portfolio (1) to the extent of and as a result of the willful  misconduct,  bad faith,  or gross  negligence by  Sub-Advisor,  any of  Sub-Advisor's  employees or representatives  or any  affiliate of or any person acting on behalf of  Sub-Advisor,  or (2) as a result of any untrue  statement or alleged  untrue  statement  of a material  fact  contained in a prospectus  or statement of additional  information  covering the Portfolio or the Trust or any amendment thereof or any supplement  thereto or the  omission  or  alleged  omission  to state  therein a  material  fact  required  to be stated  therein or necessary to make the  statement  therein not  misleading,  if such a statement or omission was made in reliance upon written information  furnished to Investment Manager,  the Trust or any affiliated person of the Investment
   Manager or the Trust or upon verbal  information  confirmed by the  Sub-Advisor  in writing or (3) to the extent of,  and as a result  of,  the  failure  of the  Sub-Advisor  to  execute,  or cause to be  executed,  Portfolio transactions  according to the standards and requirements of the 1940 Act;  provided,  however,  that in no case
                                                                               ------------------
   is  Sub-Advisor's  indemnity in favor of Investment  Manager or any affiliated  person or controlling  person of
   Investment  Manager  deemed to  protect  such  person  against  any  liability  to which any such  person  would otherwise be subject by reason of willful  misconduct  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless  Sub-Advisor,  any affiliated  person within the meaning of Section  2(a)(3) of the 1940 Act  ("Affiliated  Person") of Sub-Advisor  and each person,  if any who,  within the meaning of Section 15 of the  Securities Act of 1933 (the "1933 Act"),  controls  ("controlling person")  Sub-Advisor,  against  any and all losses,  claims,  damages,  liabilities  or  litigation  (including reasonable legal and other expenses),  to which Sub-Advisor or such Affiliated Person or controlling  person may become subject under the 1933 Act, the 1940 Act the Investment  Adviser's Act of 1940  ('Advisees  Act"),  under any  other  statute,  at common  law or  otherwise,  arising  out of  Investment  Managers  responsibilities  as
   Investment Manager of the Portfolio (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross negligence by Investment  Manager,  any of Investment  Manager's employees or representatives or any of or any person  acting on behalf of  Investment  Manager,  or (2) as a result of any untrue  statement or alleged untrue  statement of a material fact contained in a prospectus or statement of additional  information  covering the  Portfolio  or the Trust or any  amendment  thereof or any  supplement  thereto or the  omission  or alleged omission to state  therein a material  fact  required to be stated  therein or necessary  to make the  statement therein not  misleading,  if such a  statement  or  omission  was made by the Trust other than in reliance  upon written  information  furnished by Sub-Advisor,  or any Affiliated  Person of the Sub-Advisor or other than upon verbal information  confirmed by the Sub-Advisor in writing,  provided,  however,  that in no case is Investment
                                                                 ------------------
   Manager's  indemnity in favor of  Sub-Advisor  or any  affiliated  person or  controlling  person of Sub-Advisor deemed to protect  such person  against any  liability  to which any such person  would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

   15.   Warranty.  The Investment  Manager  represents and warrants that (i) the appointment of the Sub-Advisor by
         --------
   the  Investment  Manager has been duly  authorized  and (ii) it has acted and will continue to act in connection with the transactions  contemplated  hereby,  and the transactions  contemplated  hereby are, in conformity with the Investment Company Act of 1940, the Trusts governing documents and other applicable laws.

         The Sub-Advisor  represents and warrants that it is authorized to perform the services  contemplated to be performed hereunder.

   16.   Governing  Law. This agreement is made under,  and shall be governed by and construed in accordance  with,
         --------------
   the laws of the State of Connecticut.

   The effective date of this agreement is May 1, 2003.

   FOR THE INVESTMENT MANAGER:                                FOR THE SUB-ADVISER:

   ___________________________________                        ___________________________________
   Robert F. Gunia
   Executive Vice President

   Date: ____________________________                                  Date:    ____________________________

   Attest:        ____________________________                                  Attest: ____________________________